                                                 Registration No. 333-________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                        -----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        -----------------------------------
                          FIRST SIERRA FINANCIAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                  76-0438432
   (State or Other Jurisdiction of                   (I.R.S. Employer
   Incorporation or Organization)                   Identification No.)

                          600 TRAVIS STREET, SUITE 7050
                              HOUSTON, TEXAS 77002
                    (Address of Principal Executive Offices)

                          FIRST SIERRA FINANCIAL, INC.
                                   401(k) PLAN
                            (Full Title of the Plan)

                                THOMAS J. DEPPING
                                    PRESIDENT
                          FIRST SIERRA FINANCIAL, INC.
                          600 TRAVIS STREET, SUITE 7050
                              HOUSTON, TEXAS 77002
                     (Name and Address of Agent For Service)

                                 (713) 229-6800
          (Telephone number, including area code, of agent for service)

                        -----------------------------------

--------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum         Proposed Maximum
    Title of Securities to         Amount to be        Offering Price Per       Aggregate Offering         Amount of
        be registered              registered(1)            Share(2)                 Price(2)          Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $.01
per share)                        100,000 Shares            $ 18.125                $1,812,500               $504
--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered and sold pursuant to the plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Share as quoted on The Nasdaq National Market on June 17, 1999.

------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are incorporated by reference into this registration statement:

                  (1) The Annual Report of First Sierra Financial, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 1998, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, which has heretofore been filed by the Company with the Commission pursuant to the Exchange Act.

                  (3) The description of the Company's Common Stock and Rights to Purchase Shares of Junior Preferred Stock, Series C, contained in the Company's Form 8-A Registration Statements for such securities.

                  (4) The Annual Report of the First Sierra Financial, Inc. 401(k) Plan (the "Plan") on Form 11-K for the year ended December 31, 1998.

            All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

            Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.

                  The securities to be offered are registered under Section 12(g) of the Exchange Act.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys' fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

                  Article XI of the Company's Restated Certificate of Incorporation (the "Charter") provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under
Article XI of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         Reference is made to the Exhibit Index.

Item 9.  UNDERTAKINGS.

(1)      The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Act (and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of June, 1999.

                                    FIRST SIERRA FINANCIAL, INC.

                                    By: /s/ THOMAS J. DEPPING
                                       ----------------------------------------
                                        Thomas J. Depping
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of First Sierra Financial, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Thomas J. Depping and Sandy B. Ho, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of June, 1999:

             SIGNATURE                                          TITLE
             ---------                                          -----
        /s/ THOMAS J. DEPPING           President, Chief Executive Officer and Chairman of the
---------------------------------------    Board of Directors (principal executive officer)
        (Thomas J. Depping)

          /s/ SANDY B. HO                Executive Vice President and Chief Financial Officer
--------------------------------------- (principal financial officer and principal accounting officer)
           (Sandy B. Ho)

         /s/ RICHARD J. CAMPO                                  Director
---------------------------------------
        (Richard J. Campo)

       /s/ ROBERT TED ENLOE, III                               Director
---------------------------------------
      (Robert Ted Enloe, III)

        /s/ BRIAN E. McMANUS                                   Director
---------------------------------------
        (Brian E. McManus)

        /s/ NORMAN J. METCALFE                                 Director
---------------------------------------
       (Norman J. Metcalfe)

       /s/ DAVID C. SHINDELDECKER                              Director
---------------------------------------
     (David C. Shindeldecker)

        /s/ DAVID L. SOLOMON                                   Director
---------------------------------------
        (David L. Solomon)

                                  EXHIBIT INDEX

EXHIBIT NUMBER                                        DESCRIPTION
--------------                                      --------------
4.1     Restated Certificate of Incorporation of the Company incorporated herein by reference to Exhibit 3.1 to Registrant's Annual Report on
        Form 10-K for the year ended December 31, 1998
4.2     Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to Registrant's
        Registration Statement on Form S-1 (Registration No. 333-22629)
23      Consent of Arthur Andersen LLP.
24      Powers of Attorney (included with the signature page to the
        Registration Statement)